UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 14, 2017, Columbia Sportswear Company (“Columbia”) issued a press release announcing the appointment of Jim Swanson as Senior Vice President and Chief Financial Officer of Columbia and the appointment of Peter Rauch as Senior Vice President and Chief Transformation Officer, each effective July 1, 2017. Thomas B. Cusick, Columbia’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, will be stepping down from his position as Chief Financial Officer in connection with Mr. Swanson’s appointment, also effective July 1, 2017.

Upon Mr. Swanson’s appointment as Chief Financial Officer of Columbia, Mr. Swanson will also be assuming the role of principal accounting officer. Mr. Swanson, 43, joined Columbia in April 2003 as Global Senior Financial Analyst and was named Vice President of Finance in May 2015. Mr. Swanson served as a Senior Global Financial Analyst from April 2003 to December 2004, as Finance Manager from January 2005 to December 2008 and as Director of Strategic and Financial Planning from January 2009 to May 2015. Prior to joining Columbia, Mr. Swanson served in a variety of financial planning and analysis, tax and accounting roles, including senior financial analyst at Freightliner Corporation and at Tality Corporation – a wholly-owned subsidiary of Cadence Design Systems, and as a senior tax and business advisory associate at Arthur Andersen.

Peter Rauch will step down from his current position as Columbia’s Chief Accounting Officer effective upon his appointment as Columbia’s Chief Transformation Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated June 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: June 14, 2017	By:	/s/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated June 14, 2017.